                                                    Exhibit 99

The Bank of New York Company, Inc.                  NEWS
- -----------------------------------------------------------------------

                                     48 Wall Street, New York, NY 10286

                                     Contact:
For Release:                         PUBLIC AND INVESTOR RELATIONS DEPT.

IMMEDIATELY                                    Paul J. Leyden, SVP
- -----------                                    (212) 495-1041
                                               Andrew M. Merrill, VP
                                               (212) 495-1721
                                               Gregory A. Burton, AT
                                               (212) 495-1619



          THE BANK OF NEW YORK COMPANY, INC. REPORTS RECORD
          -------------------------------------------------
               FIRST QUARTER NET INCOME, E.P.S. AND ROA
               ----------------------------------------
         First Quarter Net Income Rises 14% to $243 Million;
               First Quarter E.P.S. Rises 7% to $1.13;
                          ROA Rises to 1.79%


NEW YORK, N.Y., April 11, 1996 -- The Bank of New York Company, Inc. (NYSE: BK) reported record first quarter net income of $243 million, up 14% from $213 million earned in the same period last year. First quarter fully diluted earnings per share were a record $1.13, a 7% increase over the $1.06 earned in the first quarter of 1995. The dilutive effect of stock warrants, which was partially offset by the Company's stock buyback program, reduced earnings per share for the first quarter of 1996 by 5 cents.
     Net interest income, on a taxable equivalent basis, totaled $517 million in the first quarter, a $15 million or 3% increase over the first quarter of last year reflecting modest loan growth. Revenues from the Company's securities processing business grew 62% over the first quarter of 1995. While this increase was largely due to the acquisitions of the corporate trust business of NationsBank and the custody businesses of BankAmerica and J.P. Morgan, all areas of securities processing continued to show strong internal growth. Internally generated growth, which was in excess of 14%, was led by ADRs, custody, corporate trust, and government clearance. Amortization of goodwill associated with the Company's securities processing acquisitions reduced earnings in the first quarter of 1996 by 2 cents per share.
     The Company completed conversion activities associated with the BankAmerica custody acquisition during the first quarter of 1996. The J.P. Morgan conversion was begun and is progressing on schedule.
     Fees from other processing, which includes funds transfer, cash management, and trade finance, grew 13% over last year's first quarter. The largest contributor to this increase was fees from funds transfer, which were up 28%.
     Fees from trust and investment grew 15% in the first quarter of 1996 reflecting new business and generally strong markets.
     As expected, the acquisition of Midlantic's factoring business in March 1996 immediately added to earnings in the first quarter.
     Notwithstanding moderate growth in outstandings, earnings from the Company's credit card business declined slightly in the first quarter of 1996 compared with 1995's first quarter, reflecting higher charge-offs.
In the first quarter of 1996, charge-offs were $96 million compared with $81 million in the fourth quarter of 1995 and $61 million a year ago. Managed outstandings were up 16% to $8.8 billion from $7.6 billion and the number of card accounts increased by 18% to 6.7 million from 5.7 million one year ago. The increases are primarily attributable to the Company's Consumers Edge (registered trademark) card. Initial responses to the Company's co-branded cards with Toys-R-Us (registered trademark) and Stop & Shop (registered trademark) continue to exceed expectations.
     Return on average assets for the first quarter was a record 1.79% versus 1.77% in the fourth quarter and 1.65% in the first quarter of 1995. Return on average common equity was 18.86% in the first quarter of 1996, compared with 18.87% in the fourth quarter of 1995 and 19.98% in the first quarter of last year.
     The Company's estimated Tier 1 capital and Total capital ratios were 7.85% and 12.63% at March 31, 1996 compared with 8.42% and 13.08% at
December 31, 1995, and 8.56% and 13.31% at March 31, 1995. Tangible common equity as a percent of total assets was 7.56% at March 31, 1996 compared with 8.00% at December 31, 1995 and 7.36% one year ago. The leverage ratio was 7.94% at March 31, 1996 compared with 8.46% at December 31, 1995 and 8.06% one year ago. The decline in the capital ratios reflects the goodwill associated with the securities processing acquisitions and the repurchase of $198 million (3.9 million shares) of common stock in the first quarter of 1996 under the 16 million share buyback program announced in the fourth quarter of 1995.

NET INTEREST INCOME
- -------------------
                            1st       4th       1st
                          Quarter   Quarter   Quarter
                          -------   -------   -------
(In millions)               1996      1995      1995
                         -----------------------------
Net Interest Income         $517      $531      $502
Net Interest Rate
 Spread                     3.43%     3.41%     3.41%
Net Yield on Interest-
 Earning Assets             4.46      4.58      4.49

     On a taxable equivalent basis, net interest income amounted to $517 million in the first quarter of 1996, compared with $502 million in the same period of 1995, an increase of 3%. The net interest rate spread was 3.43% in the first quarter of 1996, up 2 basis points from 3.41% in the fourth quarter of 1995 and one year ago. The net yield on interest-earning assets was 4.46% compared with 4.58% in the fourth quarter of 1995 and 4.49% in last year's first quarter.

NONINTEREST INCOME
- ------------------
                                      1st Quarter
                                      -----------
(In millions)                        1996      1995
                                    ----------------
Processing Fees
  Securities                         $159      $ 98
  Other                                50        44
                                     ----      ----
                                      209       142
Trust and Investment Fees              37        32
Service Charges and Fees              106       113
Securities Gains                       33         7
Foreign Exchange and
 Other Trading Activities              10        12
Other                                  25        13
                                     ----      ----
Total Noninterest Income             $420      $319
                                     ====      ====

     Securities processing fees increased 62% to $159 million compared to $98 million in the first quarter of 1995. Acquisitions and strong internal growth in all areas contributed to the increase in revenue. Fees from other processing increased 13% over the first quarter of last year. Service charges and fees declined $7 million primarily due to lower syndication fees and the absence of mortgage servicing fees related to the Company's ARCS mortgage servicing portfolio, which was sold in the second quarter of 1995. The Company reported $33 million of securities gains in the first quarter of 1996 compared with $7 million last year reflecting sales of securities held in the Company's bond and bank stock portfolios as well as returns on certain limited partnership interests. Revenues from foreign exchange and other trading activities were disappointing, declining 17% to $10 million. Other income increased significantly as a result of strong performance by the Company's offshore banking subsidiaries.

NONINTEREST EXPENSE AND INCOME TAXES
- ------------------------------------

     Total noninterest expense for the quarter was $444 million, up 7% from $416 million in the same period last year. The rise in expenses in the first quarter was principally due to salary and other expenses related to acquisitions of securities processing businesses from J.P. Morgan, BankAmerica, and NationsBank as well as the acquisition of the Putnam Trust Company.
     Despite the increases in noninterest expenses, the efficiency ratio for the first quarter was 49.4% compared with 49.5% reported in the fourth quarter of 1995 and substantially improved from 51.0% one year ago.
       The effective tax rate for the first quarter of 1996 was 38.4% compared with 38.2% for the first quarter of 1995.

NONPERFORMING ASSETS
- --------------------
                                                              Change
                                                            1Q 1996 vs
(Dollars in millions)             3/31/96      12/31/95      4Q 1995
                                 --------------------------------------
Loans:
     Commercial Real Estate         $ 11         $ 42          $(31)
     Other Commercial                101           75            26
     Foreign                          19           20            (1)
     LDC                              21           21             -
     Community Banking                78           67            11
                                    ----         ----
  Total Loans                        230          225             5
Other Real Estate                     58           72           (14)
                                    ----         ----
  Total                             $288         $297            (9)
                                    ====         ====
Nonperforming Assets Ratio           0.7%         0.8%
Allowance/Nonperforming Loans      322.4        335.5
Allowance/Nonperforming Assets     258.0        254.4

     Nonperforming assets totaled $288 million at March 31, 1996, compared with $297 million at December 31, 1995, a decrease of $9 million or 3%. This was the nineteenth consecutive quarter of nonperforming asset decreases. The largest decline was in real estate nonperforming assets due to the successful sale of a large office complex in California. The increase in other commercial loans reflects the addition of several smaller loans.

LOAN LOSS PROVISION AND NET CHARGE-OFFS
- ---------------------------------------
                                 1st       4th       1st
                               Quarter   Quarter   Quarter
                               -------   -------   -------
(In millions)                    1996      1995      1995
                              -----------------------------

Provision                        $ 90      $105      $ 50
                                 ----      ----      ----
Net Charge-offs:
  Commercial Real Estate           (3)        -        (4)
  Other Commercial                  1        (4)       (4)
  Credit Card                     (96)      (81)      (61)
  Other Consumer                   (2)       (2)       (2)
  Foreign                          (1)        -       (11)
  Other                            (3)       (8)       (3)
                                 ----      ----      ----
     Total                       (104)      (95)      (85)
Acquisition                         -         -         1
Credit Card Securitization          -         -         2
                                 ----      ----      ----
Change in Regular Allowance      $(14)     $ 10      $(32)
                                 ====      ====      ====
Other Real Estate
   Expenses (Recovery)           $ (2)     $  -      $  1

     The allowance for loan losses was $742 million, or 1.91% of loans at March 31, 1996, compared with $756 million, or 2.01% of loans at December 31, 1995.
                       ***************************

  (Financial highlights and detailed financial statements are attached.)

                         THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                                    (Unaudited)
                   (Dollars in millions, except per share amounts)

For the Three Months Ended March 31:           1996        1995     Change
- ------------------------------------           ----        ----     ------
  Net Income                                 $  243      $  213      14.1%
  Per Common Share:
      Primary Earnings                       $ 1.16      $ 1.12       3.6
      Fully Diluted Earnings                   1.13        1.06       6.6
      Cash Dividends                           0.40        0.32      25.0

  Return on Average Common Shareholders'
      Equity                                  18.86%      19.98%
  Return on Average Assets                     1.79        1.65


As of March 31:
- ---------------
  Assets                                    $53,434     $52,280       2.2%
  Loans                                      38,743      34,237      13.2
  Securities                                  5,177       4,697      10.2
  Deposits - Domestic                        23,839      23,535       1.3
           - Foreign                         12,199      11,369       7.3
  Long-Term Debt                              1,930       1,732      11.4
  Preferred Shareholders' Equity                113         117      -3.4
  Common Shareholders' Equity                 5,131       4,430      15.8

  Common Shareholders' Equity Per Share       26.13       23.51      11.1
  Market Value Per Share of Common Stock      51.50       33.00      56.1

  Allowance for Loan Losses as a Percent
    of Loans                                   1.91%       2.19%
  Tier 1 Capital Ratio                         7.85        8.56
  Total Capital Ratio                         12.63       13.31
  Leverage Ratio                               7.94        8.06
  Tangible Common Equity Ratio                 7.56        7.36

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                                             (Unaudited)
                                (In millions, except per share amounts)

                                        For the three months ended
                                                 March 31,
                                              1996      1995
                                              ----      ----

Interest Income
Loans                                       $  806     $ 765
Securities
  Taxable                                       62        56
  Exempt from Federal Income Taxes               5        12
                                             -----     -----
                                                67        68
Deposits in Banks                               22        30
Federal Funds Sold and Securities
 Purchased Under Resale Agreements              29        66
Trading Assets                                   4         7
                                             -----     -----
      Total Interest Income                    928       936
                                             -----     -----
Interest Expense
Deposits                                       291       308
Federal Funds Purchased and
  Securities Sold Under
  Repurchase Agreements                         51        32
Other Borrowed Funds                            44        72
Long-Term Debt                                  33        33
                                             -----      ----
      Total Interest Expense                   419       445
                                             -----      ----
Net Interest Income                            509       491
Provision for Loan Losses                       90        50
                                             -----     -----
Net Interest Income After
 Provision for Loan Losses                     419       441
                                             -----     -----
Noninterest Income
Processing Fees
 Securities                                    159        98
 Other                                          50        44
                                             -----     -----
                                               209       142
Trust and Investment Fees                       37        32
Service Charges and Fees                       106       113
Securities Gains                                33         7
Other                                           35        25
                                             -----     -----
    Total Noninterest Income                   420       319
                                             -----     -----
Noninterest Expense
Salaries and Employee Benefits                 247       222
Net Occupancy                                   44        44
Furniture and Equipment                         22        22
Other                                          131       128
                                             -----     -----
  Total Noninterest Expense                    444       416
                                             -----     -----
Income Before Income Taxes                     395       344
Income Taxes                                   152       131
                                             -----     -----
Net Income                                   $ 243     $ 213
                                             =====     =====
Net Income Available to
Common Shareholders                          $ 241     $ 210
                                             =====     =====
Per Common Share Data:
   Primary Earnings                          $1.16     $1.12
   Fully Diluted Earnings                     1.13      1.06
   Cash Dividends                             0.40      0.32

Fully Diluted Shares Outstanding               214       201

                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                                  (Unaudited)
                  (Dollars in millions, except per share amounts)

                                                     March 31,  December 31,
                                                         1996        1995
                                                         ----        ----

Assets
  Cash and Due from Banks                             $ 2,587     $ 4,711
  Interest-Bearing Deposits in Banks                    1,155         982
  Securities:
    Held-to-Maturity                                    1,262       1,252
    Available-for-Sale                                  3,915       3,618
                                                      -------     -------
         Total Securities                               5,177       4,870
    Trading Assets at Fair Value                          702         762
    Federal Funds Sold and Securities Purchased
     Under Resale Agreements                              985         936
    Loans (Less allowance for loan losses
      of $742 in 1996 and $756 in 1995)                38,001      36,931
    Premises and Equipment                                898         902
    Due from Customers on Acceptances                     818         918
    Accrued Interest Receivable                           257         270
    Other Assets                                        2,854       2,438
                                                      -------     -------
         Total Assets                                 $53,434     $53,720
                                                      =======     =======
 Liabilities and Shareholders' Equity
  Deposits
   Noninterest-Bearing (principally
     domestic offices)                                $ 8,491     $10,465
   Interest-Bearing
    Domestic Offices                                   15,385      16,005
    Foreign Offices                                    12,162       9,448
                                                      -------     -------
         Total Deposits                                36,038      35,918
  Federal Funds Purchased and Securities
     Sold Under Repurchase Agreements                   3,089       3,933
  Other Borrowed Funds                                  4,361       3,706
  Acceptances Outstanding                                 821         928
  Accrued Taxes and Other Expenses                      1,393       1,378
  Accrued Interest Payable                                180         190
  Other Liabilities                                       378         587
  Long-Term Debt                                        1,930       1,848
                                                      -------     -------
         Total Liabilities                             48,190      48,488
                                                      -------     -------
   Shareholders' Equity
   Preferred Stock-no par value, authorized
     5,000,000 shares, outstanding
     184,000 shares                                       111         111
   Class A Preferred Stock - par value
     $2.00 per share, authorized 5,000,000
     shares, outstanding 46,804 shares
     in 1996 and 49,504 shares in 1995                      2           2
   Common Stock-par value $7.50 per share,
     authorized 350,000,000 shares, issued
     205,847,437 shares in 1996 and
     204,162,405 shares in 1995                         1,544       1,531
   Additional Capital                                   1,116       1,087
   Retained Earnings                                    2,851       2,689
   Securities Valuation Allowance                          29          58
                                                      -------     -------
                                                        5,653       5,478
   Less:  Treasury Stock (8,961,644 shares in
          1996 and 6,026,048 in 1995), at cost            391         228
          Loan to ESOP (658,530 shares) at cost            18          18
                                                      -------     -------
         Total Shareholders' Equity                     5,244       5,232
                                                      -------     -------
Total Liabilities and Shareholders' Equity            $53,434     $53,720
                                                      =======     =======

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                        Preliminary
                                   (Dollars in millions)


                                For the three              For the three
                                 months ended               months ended
                                March 31, 1996             March 31, 1995
                           ------------------------  -------------------------
                           Average          Average  Average           Average
                           Balance Interest  Rate    Balance  Interest  Rate
                           ------- -------- -------  -------  --------  ------

ASSETS
- ------
Interest-Bearing
Deposits in Banks
(primarily foreign)        $ 1,577   $   22   5.68%  $ 1,907    $  30   6.31%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     2,175       29   5.39     4,598       66   5.86
Loans
 Domestic Offices           26,119      610   9.40    23,101      575  10.10
 Foreign  Offices           11,636      198   6.81    10,554      192   7.36
                           -------   ------          -------    -----
   Total Loans              37,755      808   8.60    33,655      767   9.24
                           -------   ------          -------    -----
Securities
 U.S. Government
  Obligations                2,874       40   5.65     2,871       41   5.82
 U.S. Government Agency
  Obligations                  452        7   6.32       318        5   6.33
 Obligations of States and
  Political Subdivisions       635       14   9.09       713       19  10.71
 Other Securities,
  including Trading
  Securities                 1,201       16   5.46     1,232       19   6.24
                           -------   ------          -------    ------
  Total Securities           5,162       77   6.09     5,134       84   6.63
                           -------   ------          -------    ------
Total Interest-Earning
    Assets                  46,669      936   8.07%   45,294      947   8.48%
                                     ------                     ------
Allowance for Loan Losses     (725)                     (787)
Cash and Due from Banks      3,148                     2,658
Other Assets                 5,458                     5,118
                           -------                   -------
  TOTAL ASSETS             $54,550                   $52,283
                           =======                   =======

LIABILITIES AND SHAREHOLDERS' EQUITY
- ------------------------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,003       43   4.34%  $ 3,414       36   4.26%
 Savings                     8,221       58   2.84     7,692       57   2.99
 Certificates of Deposit
  $100,000 & Over            1,120       15   5.42     1,863       26   5.76
 Other Time Deposits         2,598       31   4.87     2,489       31   5.07
 Foreign Offices            11,510      144   5.01    11,412      158   5.61
                            ------   ------          -------    ------
  Total Interest-Bearing
   Deposits                 27,452      291   4.27    26,870      308   4.65
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  3,874       51   5.34     2,277       32   5.76
Other Borrowed Funds         3,146       44   5.64     4,691       72   6.25
Long-Term Debt               1,881       33   6.94     1,781       33   7.36
                            ------   ------           ------    ------
  Total Interest-Bearing
   Liabilities              36,353     419    4.64%   35,619       445  5.07%
                                     ------                     ------
Noninterest-Bearing
   Deposits                  9,550                     8,757
Other Liabilities            3,401                     3,527
Preferred Stock                113                       117
Common Shareholders'
  Equity                     5,133                     4,263
                            ------                    ------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $54,550                   $52,283
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $  517   3.43%             $  502  3.41%
                                     ======                     ======
 Net Yield on Interest-
  Earning Assets                              4.46%                     4.49%
                                              ====                      =====